Akers Biosciences Co-Founder and Executive Chairman to Assume Duties of President & CEO

THOROFARE, N.J., March 12, 2014 (GLOBE NEWSWIRE) -- Akers Biosciences, Inc. (LSE:AKR) (Nasdaq:AKER), (the "Company" or "ABI”), a leading designer and manufacturer of rapid diagnostic screening and testing products, today announces that President and CEO Thomas A. Nicolette will be stepping down from the board and leaving the Company, effective March 28, 2014. Mr. Nicolette is the principal of Nicolette Consulting Group Limited, a business management consulting firm specializing in capital raising and financial planning. Through a series of consulting agreements, Mr. Nicolette has held the position of ABI’s President since February 2007 and Chief Executive Officer since April 2008. Most recently, he played an integral role in ABI’s successful listing on the NASDAQ Capital Market raising $15 million to support ABI’s growth. Raymond F. Akers, Jr. PhD, the Company’s Co-founder and Executive Chairman of the Board will assume the duties of President and CEO effective March 28, 2014; Mr. Nicolette will assist in the transition.

Dr. Akers stated, "On behalf of Akers Biosciences, my fellow Board Members and our employees, I want to thank Mr. Nicolette for his tireless efforts on our behalf over the last seven years, especially as it relates to achieving the financial stability that now enables the Company to entirely focus on the execution of its business plan. We wish Tom much success in his future endeavors."

Dr. Akers continued, “With the benefit of our fully-subscribed NASDAQ IPO in January of this year, Akers Biosciences is well-positioned to move to its next phase of operational strategy focused on rapid commercialization of existing and near-term products, as well as new product development. We have a well-defined business plan in place for immediate execution, and we have begun a comprehensive search for proven leaders in medical device discovery and commercial development to achieve our staffing goals.”

ABOUT AKERS BIOSCIENCES, INC.

Akers Biosciences develops, manufactures, and supplies rapid, point of care screening and testing products designed to bring healthcare information both rapidly and directly to the consumer or healthcare provider. The Company has advanced the science of diagnostics while responding to major shifts in healthcare through the development of several proprietary platform technologies. The Company's state-of-the-art rapid diagnostic assays can be performed virtually anywhere in minutes when time is of the essence. The Company has aligned with major healthcare companies and high volume medical products distributors to maximize product offerings, and to be a major worldwide competitor in diagnostics. Additional information on the Company and its products can be found at www.akersbiosciences.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words "anticipate," "believe," "estimate," "upcoming," "plan," "target", "intend" and "expect" and similar expressions, as they relate to Akers Biosciences, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

CONTACT: For more information:

Raymond F. Akers, Jr. PhD

Executive Chairman of the Board

Akers Biosciences, Inc.

Tel. +1 856 848 8698

Jon Cunningham

RedChip Companies, Inc.

Tel. +1 407 644 4256 x107

Antony Legge / James Thomas

Daniel Stewart (Nomad and Broker)

Tel. +44 (0)20 7776 6550

Ben Simons

Vigo Communications

Tel. +44 (0)20 7016 9574